UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015 (March 27, 2015)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 5.02(b) and (c)

On March 30, 2015, the Boards of Directors of State Auto Financial Corporation (“STFC”) and State Automobile Mutual Insurance Company (“State Auto Mutual”) announced the hiring of Michael E. LaRocco, 58, as President and Chief Executive Officer, effective May 8, 2015. Mr. LaRocco’s employment will begin on April 27, 2015.

Mr. LaRocco will succeed the current President and Chief Executive Officer of STFC and State Auto Mutual, Mr. Robert P. Restrepo, Jr., who will work closely with Mr. LaRocco during the transition. Mr. Restrepo will continue as a director and Chairman of STFC and State Auto Mutual until his retirement on December 31, 2015.

Mr. LaRocco has been with Business Insurance Direct, LLC (“BID”), an online seller of general liability and property insurance to small businesses, since December 2011. From January 2013 to July 2014, he was Chief Executive Officer of AssureStart Insurance Agency LLC (“AssureStart”), an online seller of general liability and property insurance to small businesses. BID had owned a minority interest in AssureStart until selling its interest to the majority owner of AssureStart in December 2014. Mr. LaRocco served as President and Chief Executive Officer of Fireman’s Fund Insurance Company, a property and casualty insurance company, from March 2008 to July 2011. Previously, he was an executive for Safeco Insurance Companies, which are property and casualty insurance companies, from July 2001 to July 2006. Mr. LaRocco has entered into employment and executive agreements with STFC and its parent, State Auto Mutual, the material terms of which are described below.

Item 5.02(e)

(a) Employment Agreement with Michael E. LaRocco

On March 27, 2015, Michael E. LaRocco entered into an employment agreement commencing as of April 27, 2015 (the “Employment Agreement”) with STFC, State Auto Property & Casualty Insurance Company, and State Auto Mutual. The Employment Agreement defines “State Auto” as, collectively, STFC and State Auto Mutual and each of their respective subsidiaries and affiliates, present and future.

The following provides a brief description of the material terms of the Employment Agreement:

Employment Duties and Term

•	Mr. LaRocco is to perform the duties of the offices of Chief Executive Officer and President of State Auto upon his election to such offices effective May 8, 2015.

•	Mr. LaRocco will be a nominee for election to the STFC Board of Directors at the STFC annual shareholders’ meeting to be held on May 8, 2015, and he will be elected a director of all other State Auto boards of directors no later than May 8, 2015.

•	Mr. LaRocco’s employment term begins on March 27, 2015, and ends on December 31, 2018, unless sooner terminated due to Mr. LaRocco’s disability, death, voluntary termination of employment, or involuntary termination of employment by State Auto for cause or without cause.

•	Beginning on January 1, 2019 and each anniversary thereof, the term of Mr. LaRocco’s Employment Agreement may be extended for an additional one-year period upon the mutual written consent of Mr. LaRocco, STFC and State Auto Mutual, not to exceed the calendar year in which Mr. LaRocco attains age 65.

Compensation

•	Mr. LaRocco will receive an annual base salary of $850,000 for 2015. The annual base salary is subject to annual increases as authorized by the STFC Compensation Committee.

•	Mr. LaRocco will participate in the State Auto Financial Corporation Leadership Bonus Plan (the “LBP”) with an incentive bonus target equal to no less than 100% of his then current annual base salary.

•	Mr. LaRocco will participate in the STFC Long Term Incentive Plan (the “LTIP”) with an incentive bonus target equal to no less than 140% of his then current annual base salary.

•	Mr. LaRocco will be entitled to participate in all employee stock purchase, equity, retirement and other plans made available to executives of State Auto and receive any and all fringe benefits generally made available to employees of State Auto.

•	Mr. LaRocco will be reimbursed by State Auto for the reasonable expenses he and his family incur in relocating from Seattle, Washington, to Columbus, Ohio. Mr. LaRocco agrees to reimburse State Auto for all relocation expenses State Auto paid if Mr. LaRocco voluntarily terminates his employment within two years from his date of employment.

Severance Benefits Payable Upon Termination of Employment

•	In the event Mr. LaRocco suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. LaRocco’s employment, in which case Mr. LaRocco will be entitled to receive his full base salary and bonuses accruing under the LBP and LTIP plans through the date of his separation from service in accordance with the terms of the applicable plan.

•	In the event of Mr. LaRocco’s death, his beneficiaries will receive payment of his then-current annual base salary accruing through the date of his death plus a pro rata share of any bonuses to which Mr. LaRocco would then have been eligible to receive pursuant to the LBP and LTIP plans, provided that any bonus contemplated by either of those plans was in fact earned under the terms of the applicable plan for the particular period in which the employment term ended.

•	In the event of Mr. LaRocco’s voluntary termination of employment, Mr. LaRocco will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the LBP and LTIP plans.

•	In the event of Mr. LaRocco’s involuntary termination of employment “for cause,” as defined in the Employment Agreement, Mr. LaRocco will be entitled to receive his base salary through the date of termination.

•	In the event that the Boards of Directors of STFC and State Auto Mutual (collectively, the “Boards”) determine that Mr. LaRocco’s employment should be terminated before the end of his employment term for any reason other than for death, disability, voluntary separation from service by Mr. LaRocco or “for cause”, Mr. LaRocco will be entitled to receive (i) the continuation of the payment of his base salary for the lesser of 24 months or the end of the calendar year in which Mr. LaRocco attains age 65, plus (ii) a one-year bonus payment equal to the average of the amount earned under the LBP and LTIP plans for each of the two calendar years immediately preceding the calendar year in with the involuntary termination occurred. Mr. LaRocco will also be entitled to receive an amount equal to the then-current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 24 months, payable as a single lump sum payment as soon as practicable after separation from service.

Forfeiture of Severance Benefits

•	The Boards may, in their discretion, require Mr. LaRocco to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. LaRocco violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Employment Agreement, (ii) it is later discovered that Mr. LaRocco engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; and (B) the amount of Mr. LaRocco’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. Notwithstanding the foregoing, if the Boards determine that Mr. LaRocco engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

•	The terms of any future clawback policies adopted by the Boards are incorporated into the Employment Agreement. In addition to the terms and conditions set forth in the

Employment Agreement, Mr. LaRocco agreed that any amounts payable or paid to him under the Employment Agreement is subject to the terms of any clawback policy of the Boards.

Confidential Information; Noncompetition Agreement; Nonsolicitation

•	The Employment Agreement imposes a post-employment confidentiality obligation upon Mr. LaRocco. This confidentiality covenant prohibits Mr. LaRocco from disclosing or using for his own gain any confidential information of State Auto unless and until such information becomes public knowledge or has come into the possession of other person by legal and equitable means and other than as a result of disclosure by Mr. LaRocco.

•	The Employment Agreement also imposes a post-employment non-competition covenant upon Mr. LaRocco. Except as described below, the non-competition covenant has a two-year term and prohibits Mr. LaRocco from engaging in the property, casualty or specialty insurance underwriting business or any other line(s) of business in which State Auto is operating at the time of his separation from service as an officer, director, consultant or employee of an insurer operating in any state where State Auto operates which has direct written premium in excess of $1 billion nationally as of the end of the calendar year immediately preceding Mr. LaRocco’s separation from service with State Auto. The non-competition period is reduced to one year if Mr. LaRocco’s separation of services was due to his voluntary termination of employment.

•	Mr. LaRocco has agreed that for a period of two years following termination of his employment, he will not hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(b)	Executive Change of Control Agreement with Michael E. LaRocco

Concurrently with entering into the Employment Agreement, Mr. LaRocco, STFC and State Auto Mutual entered into an Executive Change of Control Agreement (the “Executive Agreement.”) The term of the Executive Agreement coincides with the term of Mr. LaRocco’s employment under the Employment Agreement, subject to an extension for the lesser of 36 months after any month in which a Change of Control occurs, as defined below, or until Mr. LaRocco attains age 65. The Executive Agreement will terminate if Mr. LaRocco’s employment with State Auto terminates prior to a Change of Control.

With respect to STFC, a “Change of Control” generally includes:

•	The acquisition by any person of beneficial ownership of 30% or more of STFC’s outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change of Control definition in the State Auto Financial equity incentive compensation plan);

•	A change in the composition of the Board of Directors of STFC such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of STFC;

•	A merger involving STFC where STFC’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•	A sale or other disposition of all or substantially all of the assets of STFC, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of STFC on a consolidated basis; or

•	A reorganization or other corporate event involving STFC which would have the same effect as any of the above-described events.

With respect State Auto Mutual, a “Change of Control” generally includes:

•	An affiliation or merger involving State Auto Mutual which results in a change to the composition of the Board of Directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual; or

•	A conversion of State Auto Mutual to a stock corporation which results in a change to the composition of the Board of Directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating Committee of State Auto Mutual.

Under the Executive Agreement, STFC and State Auto Mutual, or their respective successors, must provide severance benefits to Mr. LaRocco if his employment is terminated (other than on account of Mr. LaRocco’s death, disability or involuntary termination for cause):

•	By STFC or State Auto Mutual at any time within 24 months after a Change of Control;

•	By Mr. LaRocco for Good Reason (as defined below) at any time within 24 months after a Change of Control; or

•	By STFC or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

“Good Reason” generally means the assignment to Mr. LaRocco of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. LaRocco’s position during the 12 months prior to the Change of Control or which result in a significant reduction in his authority and responsibility as the chief executive officer of STFC or State Auto Mutual; a reduction in Mr. LaRocco’s annual base salary in place as of the day immediately prior to the Change of Control or, after a Change of Control, the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives; the failure of State Auto to obtain the agreement from a successor to State Auto to assume the obligations of the Executive Agreement; the failure of State Auto to provide Mr. LaRocco with substantially the same employee benefits that were provided to him immediately prior to the Change of Control; a reduction of Mr. LaRocco’s most recent “Average Annual Award” (defined as the average of the annual aggregate bonus under the LBP earned by Mr. LaRocco in each of the three calendar years preceding a Change of Control); or a demand that Mr. LaRocco relocate to more than 35 miles from Mr. LaRocco’s current location. Mr. LaRocco must provide STFC and State Auto Mutual with written notice of his intent to terminate for Good Reason, and thereafter STFC and State Auto Mutual will have a 30-day cure period to remedy the condition and prevent Mr. LaRocco’s termination of employment for Good Reason.

Mr. LaRocco’s severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to 2.99 times Mr. LaRocco’s annual base salary (subject to reduction if Mr. LaRocco is within two years of age 65;

•	A lump-sum cash payment equal to 2.99 times Mr. LaRocco’s Average Annual Award for the fiscal year in which the Change of Control occurs (subject to reduction if Mr. LaRocco is within two years of age 65; and

•	A lump-sum cash payment equal to the then-current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 36 or by the number of months until Mr. LaRocco attains age 65, whichever is less.

•	Payment for out-placement services incurred by Mr. LaRocco up to a maximum of $35,000.

The Boards may, in their discretion, require Mr. LaRocco to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. LaRocco violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Employment Agreement, (ii) it is later discovered that Mr. LaRocco engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; and (B) the amount of Mr. LaRocco’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. If the Boards determine that Mr. LaRocco engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

The terms of any future clawback policies adopted by the Boards are incorporated into the Executive Agreement. In addition to the terms and conditions set forth in the Executive Agreement and the Employment Agreement, Mr. LaRocco has agreed that any amounts payable or paid to him under the Executive Agreement are subject to the terms of any clawback policy of the Boards.

In the event Mr. LaRocco’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that STFC will not have to pay an excess severance payment and Mr. LaRocco will not be subject to an excise tax.

The Executive Agreement provides that, for a period of five years after a Change of Control, STFC will provide Mr. LaRocco with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify and hold harmless Mr. LaRocco to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. LaRocco in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of State Auto or any subsidiary.

STFC must pay the cost of counsel (legal and accounting) for Mr. LaRocco in the event he is required to take any action to enforce any of the rights granted under the Executive Agreement. In addition, Mr. LaRocco is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of STFC’s principal bank or its successor in effect from time to time plus 4%.

Section 8 – Other Events

Item 8.01 Other Events.

On March 30, 2015, STFC issued a press release announcing the hiring of Michael E. LaRocco as its President and Chief Executive Officer, effective May 8, 2015. Mr. LaRocco’s employment with STFC will begin on April 27, 2015. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: April 2, 2015	By	/s/ James A. Yano
Senior Vice President and General Counsel